Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Koppers Holdings Inc. 2005 Long Term Incentive Plan of our report dated February 10, 2006 with respect to the consolidated financial statements and schedule of Koppers Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

June 28, 2006